UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Towers Watson & Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34594	27-0676603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Third Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c) Appointment of Certain Officers.

On April 11, 2011, the Company filed a Form 8-K to report that Mark V. Mactas had provided notice to the Company of his intent to retire from the Company, effective during the fourth quarter of calendar 2011. Mr. Mactas’ retirement from his positions as President and Chief Operating Officer will occur on October 3, 2011, and in connection with his retirement, the Company’s Board of Directors on September 22, 2011 elected John J. Haley, the Company’s Chief Executive Officer and Chairman of the Board, to the additional position of President, effective October 3, 2011.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On September 22, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Towers Watson & Co. (the “Company”) approved an amendment to the form of its performance-vested restricted stock unit (“PVRSU”) award agreement, pursuant to the Company’s shareholder-approved 2009 Long Term Incentive Plan (the “2009 Plan”). Prior to the amendment, award recipients would generally forfeit unvested PVRSUs upon a termination of employment prior to the end of the performance period. The amendment to the PVRSU award agreement (including all currently outstanding award agreements) provides that in all jurisdictions in which a benefit can lawfully be conditioned on age and/or years of service, the awards will continue to vest following a “qualifying retirement,” subject to (i) continued adjustment pursuant to the performance conditions with respect to the PVRSUs and (ii) compliance with certain non-competition obligations. Generally, a "qualifying retirement" is defined as a retirement under the pension plan in which the associate participates as long as the Committee does not determine that a basis exists for termination for cause (as defined in the 2009 Plan). The decision to provide for continued vesting following retirement, subject to ultimate achievement of the applicable performance metrics over the remaining performance period, is consistent with the approach that had been taken by the compensation committee of Watson Wyatt prior to the merger creating the Company, with respect to performance-vested awards in the context of executives who had announced their retirement prior to completion of the relevant performance period. For additional information on PVRSUs, see the Company’s Form 8-K filed on September 30, 2010.

The amendment to the PVRSUs apply to the award previously granted to Mark V. Mactas, the Company’s Deputy Chairman of the Board, President and Chief Operating Officer, who has informed the Company that he will retire on October 3, 2011. For the 2011 through 2013 performance period, Mr. Mactas was granted PVRSUs covering 27,182 shares at target and 55,451 shares at maximum.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a). Amendments to Bylaws.

In connection with the retirement of Mark V. Mactas, the Company’s Deputy Chairman of the Board, President and Chief Operating Officer, the Company’s Board of Directors on September 22, 2011, amended the Company’s Amended and Restated Bylaws, effective on the close of business on October 3, 2011, to eliminate references to the position of a Chief Operating Officer, to assign to the position of the President the duties previously ascribed to the Chief Operating Officer and to make conforming amendments. A copy of the Amended and Restated Bylaws, as amended, is filed as exhibit 3.1 to this Form 8-K, and the foregoing description is qualified by reference to such Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Towers Watson & Co. (effective as of the close of business on October 3, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.

Dated: September 28, 2011	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Towers Watson & Co. (effective as of the close of business on October 3, 2011)

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